                                                                      EXHIBIT 11

                          NATIONAL ENERGY GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                         SIX MONTHS ENDED JUNE 30, 1997

                                                                                        PRIMARY     FULLY DILUTED
                                                                                     -------------  -------------
Income applicable to common stockholders:
  Net Income.......................................................................  $   1,857,878  $   1,857,878
  Preferred dividend requirements..................................................       (472,500)      --
                                                                                     -------------  -------------
  Income applicable to common stockholders.........................................  $   1,385,378  $   1,857,878
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common and common equivalent shares:
  Weighted average number of common shares outstanding.............................     36,138,936     36,183,936
  Shares issuable upon exercise of options and warrants............................      3,416,535      3,416,535
  Less shares assumed repurchased..................................................     (2,632,363)    (2,632,363)
                                                                                     -------------  -------------
  Shares issuable upon conversion of Convertible Preferred Stock:
    Series B and Series C..........................................................                     5,230,769
    Series D and Series E..........................................................      6,666,666      6,666,666
                                                                                     -------------  -------------
  Common and common equivalent shares..............................................     43,589,774     48,820,543
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per common and common equivalent share..................................  $        .028  $        .035
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Note: Fully diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.

                        THREE MONTHS ENDED JUNE 30, 1997

                                                                                        PRIMARY     FULLY DILUTED
                                                                                     -------------  -------------
Income applicable to common stockholders:
  Net Income.......................................................................  $     454,438  $     454,438
  Preferred dividend requirements..................................................       (472,500)      --
                                                                                     -------------  -------------
  Income applicable to common stockholders.........................................  $     (18,062) $     454,438
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common and common equivalent shares:
  Weighted average number of common shares outstanding.............................     36,148,855     36,148,855
  Shares issuable upon exercise of options and warrants............................      3,416,535      3,416,535
  Less shares assumed repurchased..................................................     (2,632,363)    (2,632,363)
                                                                                     -------------  -------------
  Shares issuable upon conversion of Convertible Preferred Stock:
    Series B and Series C..........................................................       --            5,230,769
    Series D and Series E..........................................................      6,666,666      6,666,666
                                                                                     -------------  -------------
  Common and common equivalent shares..............................................     43,599,693     48,830,462
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per common and common equivalent share..................................  $        .000  $        .035
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Note: Fully diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.